UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

500 Marquette Avenue, NW, Ste. 1200, Albuquerque, NM 87102

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [_]

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ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"):

1a.     Effective June 21, 2019, the Company and David E. Drips, executed a Restricted Stock Unit Agreement pursuant to which the Company agreed to grant to Drips, in consideration of services to be rendered as President, CEO and Director, restricted stock units consisting of 10,000 units for each month of service. The units are to be settled by the Company by the issuance of restricted Common Stock after vesting as more fully set forth in the Restricted Stock Unit Agreement. A copy of the Restricted Stock Unit Agreement is filed herewith as Exhibit 10.1

b.       The units issuable under 1(a) above are in consideration of Mr. Drips services on behalf of the Company, who qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act"). The units issued will be “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.       The Company paid no fees or commissions in connection with the issuance of the shares.

d.       The securities issued under 1(a) above were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.

e.       Not applicable.

f.        Not applicable.

ITEM 5.02	ELECTION OF DIRECTORS, APPOINTMENT OF OFFICER/ COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

APPOINTMENT OF OFFICER/DIRECTOR:

Effective June 21, 2019 the Board of Directors of the Company appointed David E. Drips to serve as President and CEO of Magellan Gold Corporation, a Nevada corporation (the “Company”), as well electing him to serve as a member of the Board of Directors of the Company to fill the vacancy created by the resignation of Mr. Carson.

The following is biographical information on Mr. Drips:

David E. Drips is a co-founder of REA, an alternative energy storage company focused on Pumped Storage Hydro units and has previously served in an executive, supervisory and engineering capacity to many silver and gold mineral exploration and development companies in North America, South America and Mexico. Mr. Drips holds a B.S. degree in Mining Engineering from the Colorado School of Mines (1980).

As President, Mr. Drips is eligible to participate in the Company’s Deferred Compensation and Equity Award Plan. Currently the Company’s Board of Directors has no standing committees.

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COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 21, 2019, the Board of Directors of the Company approved a Deferred Compensation and Equity Award Plan (the “Equity Award Plan”) to enable officers, directors and key employees (“Eligible Persons”) to defer receipt of compensation for their services on behalf of the Company and to enable the Company to provide part or all of the compensation for the service of Eligible Persyaons by agreeing to issue to such Eligible Persons shares of Magellan Gold's common stock. The Equity Award Plan was adopted under the Magellan Gold Company 2017 Equity Incentive Plan ("Incentive Plan"), and all rights to acquire securities under the Equity Award Plan shall constitute awards granted under the Incentive Plan. A copy of the Deferred Compensation and Equity Award Plan is filed herewith as Exhibit 10.2.

Item 7.01.	Regulation FD Disclosure

On June 25, 2019, Magellan Gold Corporation (the “Company”) issued a press release announcing the appointment of David Drips as CEO, President and Director of the Company, the adoption of a Deferred Compensation and Equity Award Plan, and the execution of a Restricted Stock Unit Agreement with Mr. Drips. A copy of the press release is included as Exhibit 10.3 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibits 10.1 and 10.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 10.1 and 10.2, that is required to be disclosed solely by Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Restricted Stock Unit Agreement
10.2 10.3	Deferred Compensation and Equity Award Plan Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 26, 2019	By: /s/ John C. Power John C. Power, Director

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